U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 of 15(d) of the Securities
                              Exchange Act of 1934

                        Date of Report: November 24, 2003
                        (Date of earliest event reported)

    As filed with the Securities and Exchange Commission on December 1, 2003
                          Commission File No. 333-74992
          ------------------------------------------------------------

                           GRAVITY SPIN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                       7380                    98-0351859
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
    of incorporation or       Industrial Classification   Identification Number)
       organization)                   Number)

                         3110 E. Sunset Road, Suite H-1,
                          Las Vegas, Nevada USA, 89120
                               (registered office)

                        60 Bristol Road East, Suite 442,
                         Mississauga, ON Canada L4Z 3K8
                     Tel: (905) 795 2521 Fax: (905) 795 0655
                               (operating office)

                                  With copy to:

                                  Devlin Jensen
                             Barristers & Solicitors
                             Attention: Mike Shannon
                           2550 - 555 W. Hastings St.
                                 Vancouver, B.C.
                                 Canada, V6B 4N5

ITEM 1.  Changes in Control of Registrant
-----------------------------------------

On November 24, 2003, the Board of Directors appointed Mr. Graham Taylor as a director of Gravity Spin Holdings, Inc. (the "Company"). On the same day, Mr. Bruce Turner resigned as a director and all other offices held by him with the Company. Upon the Board's acceptance of Mr. Bruce Turner's resignation, Mr. Graham Taylor was appointed as President, Chief Executive Officer, Secretary and Treasurer of the Company.

On November 25, 2003, Excel Trust, the beneficiary of which is Mr. Graham Taylor, entered into a share purchase agreement with Oakridge Holdings Inc. whereby Excel Trust acquired 3,333,333 shares of common stock of the Company registered in the name of Oakridge Hodings Inc. from Oakridge Holdings Inc. at US$0.015 per share for a total of US$50,000.

On November 25, 2003, Emerson Trust, the beneficiary of which is Mr. Graham Taylor, entered into a share purchase agreement with S.S. Holdings Inc. whereby Emerson Trust acquired 3,333,334 shares of common stock of the Company registered in the name of S.S. Holdings Inc. from S.S. Holdings Inc. at US$0.015 per share for a total of US$50,000.

Upon completion of the share purchase agreements involving Excel Trust and Emerson Trust, Mr. Graham Taylor will beneficially own 6,666,667 shares of common stock of the Company, by virtue of being the beneficiary of the Excel Trust and Emerson Trust, which constitutes approximately 62% of the issued and outstanding capital stock of the Company.

Mr. Graham Taylor is the founder and President of Technique Capital Corporation. Founded in 1999, Technique Capital Corporation is a venture capital, mergers and acquisitions, and corporate advisory firm for companies in North America and internationally.

Mr. Graham Taylor has almost ten years of experience in the world of global finance, having started his finance career in the investment industry in London, England with such international investment banks as Nomura International and Banque National de Paris. In 1996, he returned to Vancouver, British Columbia, Canada to establish himself as a financier to small cap companies publicly listed in Canada and the United States. Since that time, Mr. Graham Taylor has been involved in private and public securities deal structuring and financing for a variety of companies spanning several different industries.

Mr. Graham Taylor is not a director of any other reporting company.

A copy of the share purchase agreement between Excel Trust and Oakridge Holdings Inc. is attached hereto as Exhibit 10.1.

A copy of the share purchase agreement between Emerson Trust and S.S. Holdings Inc. is attached hereto as Exhibit 10.2.


ITEM 6.  Resignations of Registrant's Directors.
------------------------------------------------

Effective November 24, 2003, Mr. Bruce Turner, resigned as Director, President, Chief Executive Officer, Secretary and Treasurer of the Company.


ITEM 7.  Financial Statements and Exhibits.
-------------------------------------------

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          10.1 Share Purchase Agreement between Excel Trust and Oakridge Holdings Inc., dated for reference November 25, 2003.

          10.2 Share Purchase Agreement between Emerson Trust and S.S. Holdings Inc., dated for reference November 25, 2003.

          17.1 Mr. Bruce Turner's letter of Resignation.



                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GRAVITY SPIN HOLDINGS, INC.


Date:  November 28, 2003                         By:  /s/ Graham Taylor
                                                      ------------------------
                                                      Graham Taylor, President